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                                                                 EXHIBIT 10.6

                                                  Revised Final Execution Copy


                          MK RAIL DERIVATIVE LITIGATION
                           MEMORANDUM OF UNDERSTANDING

     The Parties (as defined below) to this Memorandum of Understanding ("MOU") have reached an agreement in principle providing for the settlement of the pending derivative case in Idaho, entitled WOHLGELERNTER V. AGEE, ET AL., C.V. 9500656, Idaho District Court as to MK Rail and the Individual Defendants. WOHLGELERNTER is a shareholder action brought derivatively in the name of and for the benefit of Morrison Knudsen Corporation ("MK") and double derivatively in the name of and for the benefit of MK Rail Corporation ("MK Rail"). This MOU only addresses the double derivative action on behalf of MK Rail. The settlement of the WOHLGELERNTER derivative action on behalf of MK is addressed in the MOU concerning the Idaho derivative cases and the Delaware derivative cases.
                                   DEFINITIONS

     A.   "MK" means Morrison Knudsen Corporation.

     B.   "MK Rail" means MK Rail Corporation.

     C. "Individual Defendants" means Stephen G. Hanks, William J. Agee, John Arrillaga, Christopher B. Hemmeter, Lindsay E. Fox, Peter S. Lynch, Robert A. McCabe, Irene C. Peden, Gerard R. Roche, John W. Rogers, Jr., Peter V. Ueberroth, Robert Tinstman, Gunnar E. Sarsten, Stephen
          R. Grant, Michael J. Farrell, John P. Herbots, Joseph G. Fearon, Thomas J. Smith, James F. Cleary.

     D. "Parties" means the MK Rail Derivative Plaintiff, MK Rail and the Individual Defendants.

     E.   "Idaho Court" means the District Court, Ada County, Idaho.

     F.   "Great American" means Great American Insurance Company.
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     G.   "Reliance" means Reliance Insurance Company.

     H.   "CNA" means Continental Casualty Company.

     I.   "Fidelity" means The Fidelity and Casualty Company of New York.

     J. "Insurers" means Great American, Reliance, Fidelity, and CNA, each of which has issued a directors and officers liability insurance policy under which coverage has been requested by the Individual Defendants.

     K. "Securities Actions" means the cases consolidated before the United States District Court for the District of Idaho in IN RE: MORRISON KNUDSEN SECURITIES LITIGATION, Case No. 94-334 (the "MK Securities Actions") together with NEWMAN V. MK RAIL CORP., ET AL., Case No. 94-478; and SUSSER V. MK RAIL, ET AL., Case No. 94-477 (the "MK Rail Securities Actions").

     L.   "MK Rail Derivative Plaintiff" means Daniel Wohlgelernter.

     M. "MK Rail Derivative Counsel" means the individual and firm set forth on Exhibit A.

     N.   "Defendants" means MK Rail and the Individual Defendants.

     O. "Idaho Derivative Cases" means: DEKLOTZ, ET AL. V. MK, ET AL., Case No. C9500605; FLINN V. AGEE, ET AL., Case No. C9500765; STEINER V. AGEE, ET AL., Case No. C9500745; WOHLGELERNTER V. AGEE, ET AL., Case No. 9500656.

     P. "Delaware Derivative Cases" means: ANTONICELLO V. AGEE, ET AL., No. 14182; CAFFREY V. AGEE, ET AL., No. 14033; CITRON V. AGEE, ET AL., No. 14136; HAGER V. AGEE, ET AL., No. 14034, HAMMERSLOUGH V. AGEE, ET AL., No. 14042; ROSENN V. AGEE, ET AL., No. 14106; STERN V. AGEE, ET AL., No. 14032; TROY V. AGEE, ET AL., No. 14167.

     Q. "MK Derivative Actions" means the Idaho Derivative Cases and the Delaware Derivative Cases brought derivatively on behalf of MK.

     R. "MK Rail Derivative Action" means WOHLGELERNTER V. AGEE, Case No. CV 95000656, brought double derivatively on behalf of MK Rail. (Collectively, the MK Rail Derivative Action and the MK Derivative Actions are referred to as the "Derivative Actions").

     S. "Final Court Approval" means that an order entered by a court of competent jurisdiction approving the settlement on terms mutually satisfactory to the Parties and the Insurers has become final and non-appealable.

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     T.   "Effective Date" means the date when the following has occurred:  (1)
          Final Court Approval and (2) satisfaction of all conditions set forth in this MOU.

     U. "Derivative Cash Account" means the account set up in Boise, Idaho, pursuant to paragraph 3 of the Memorandum of Understanding in the MK Derivative Actions.

                        CLAIMS AND BENEFITS OF SETTLEMENT

     MK Rail Derivative Counsel and the MK Rail Derivative Plaintiff believe that the claims asserted in the MK Rail Derivative Action have merit and that the evidence developed to date supports the claims asserted. The Individual Defendants and their counsel believe that the claims are without merit, strenuously deny any liability whatsoever and believe that they have serious meritorious defenses to the claims made by the MK Rail Derivative Plaintiff.
The MK Rail Derivative Plaintiff and MK Rail Derivative Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the MK Rail Derivative Action against the Defendants through trial and through appeals. The MK Rail Derivative Plaintiff and MK Rail Derivative Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the MK Rail Derivative Action, as well as the difficulties and delays inherent in such litigation and the likelihood of protracted appellate review. The MK Rail Derivative Plaintiff and MK Rail Derivative Counsel also are mindful of the inherent problems of proof and the defenses Defendants have asserted and can assert to the claims asserted in the MK Rail Derivative Action. As a consequence of the foregoing investigation and analyses, MK Rail Derivative Counsel have engaged in intensive arms-length negotiations with counsel for the Defendants with a view toward achieving the substantial benefits provided by the settlement on the terms as set forth in this MOU. MK Rail Derivative Counsel and the MK

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Rail Derivative Plaintiff believe that the settlement set forth in this MOU confers substantial benefits upon MK Rail. Based on their respective evaluations, the MK Rail Derivative Plaintiff and MK Rail Derivative Counsel have determined that the settlement set forth in this MOU is fair, reasonable and adequate, and in the best interests of the MK Rail Derivative Plaintiff, the current holders of MK Rail common stock and MK Rail.


     MK Rail, after having given extensive consideration to all of the foregoing, has determined independently that the settlement of the WOHLGELERNTER litigation as to MK Rail on the terms and conditions reflected herein is fair, reasonable and adequate to MK Rail.

                                      TERMS
     1. A settlement has been reached with respect to the claims asserted against the Individual Defendants and nominal defendant MK Rail in the MK Rail Derivative Action for the consideration set forth in Paragraphs 5 and 6 of this MOU, subject to the terms and conditions of a Stipulation of Settlement and other documentation as may be required to evidence and obtain prompt court approval of the settlement (collectively the "Stipulation") to be negotiated in good faith among the Parties and the Insurers.

     2. The Parties and the Insurers will act in good faith to complete a Stipulation. The Parties shall present the Stipulation to the Idaho Court for hearing and approval as soon as practicable and will use their best efforts to obtain Final Court Approval of the settlement.

     3. MK Rail Derivative Counsel have agreed to request a total of no more than $250,000 in fees and expenses (excluding costs of notice to the MK Rail shareholders) in the MK Rail Derivative Action. Fidelity shall not be required to pay any monies other than

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those which it is obligated to pay under the terms of the MOUs in the MK Rail
Securities Actions. MK Rail Derivative Counsel will not seek payment of fees or expenses from the Defendants, except that if the MK Rail Securities Actions do not receive Final Court Approval, MK Rail will pay to the MK Rail Derivative Counsel such portion of the $250,000 in fees and expenses referred to above as are awarded to MK Rail Derivative Counsel by the Idaho Court. MK Rail Derivative Counsel will not seek payment of fees or costs from any other Insurers. MK Rail will bear the costs of notice to the MK Rail shareholders regarding the settlement of this double derivative action on behalf of MK Rail, if any, required under Idaho law. MK Rail Derivative Counsel and MK Rail agree that they will work together regarding notice issues in order to minimize notice costs.

     4. The completion of this settlement is conditioned upon Final Court Approval of the settlement of the MK Rail Securities Actions.

     5. MK Rail has agreed that on or before the Effective Date, MK Rail will adopt the following procedures:

          a. For three years following Final Court Approval of this MOU, all meetings of the Board of Directors of MK Rail shall be held at MK Rail's headquarters in Pittsburgh, Pennsylvania, or at a location where there are significant MK Rail facilities. Thereafter, in setting the location for all meetings of the MK Rail Board of Directors, there shall be a presumption that the proper location for such meetings is at MK Rail's headquarters in Pittsburgh, Pennsylvania or at a location where there are significant MK Rail facilities. In the event of a material reason to use a facility other than those described above, MK Rail may

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               schedule Board of Director meetings in such other places as a majority of the MK Rail Board of Directors shall approve.

          b. In setting the location for each annual meeting of the stockholders of MK Rail in the years 1995, 1996 and 1997, there shall be a presumption that the proper location for such meeting is Pittsburgh, Pennsylvania.


          c. The annual meeting of stockholders in 1996 will be held within the time period provided under Delaware law.

          d. Unless the stockholders determine otherwise, the majority of the MK Rail Board of Directors will be comprised of persons who are not employees of MK or MK Rail. Disclosure must be made in any proxy statement provided to MK Rail stockholders, the annual report to stockholders and Form 10-K, of any common membership of any board member or members of their immediate families as officers or members of any governing board of any for-profit or not-for-profit organization, excluding churches or religious affiliations, but including common membership on the board or governing body of an organization or entity with a religious affiliation.

          e. No payments to William J. Agee shall be made by MK Rail or its subsidiaries.

          f. No senior level executive compensation shall be paid by MK Rail unless approved or authorized by a compensation committee of the

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               MK Rail Board of Directors constituted solely of outside
               directors of MK Rail.

          g. At each regularly-scheduled MK Rail Board of Directors meeting, MK Rail's chief financial officer or his designee shall provide a report as to MK Rail's financial condition and prospects, including but not limited to a discussion of all reasons for material increases in expenses and liabilities, if any, and decreases in revenues and earnings, if any; management's plans for ameliorating or reversing such negative trends and the success or failure of any such plans presented in the past.

          h. In the event stockholder approval is required for implementation of any provision of this MOU, MK Rail agrees that it will prepare resolutions proposing such provisions for inclusion in the proxy statement preceding the next annual meeting following Final Court Approval and shall recommend stockholder approval of such resolutions.

     6. The parties further acknowledge that four and one half million dollars in the reduction of the intercompany debt owed by MK Rail to MK is attributable to the settlement of the Derivative Actions and the Securities Actions on the terms as reflected in the collective memoranda of understanding.

     7. Upon Final Court Approval of the settlement, all claims arising out of, or in any respect having their origin in, or relating to, any claim or facts giving rise to claims that were or could have been alleged or asserted in the MK Rail Derivative Action shall be dismissed with prejudice and without cost to any Party. The releases given and obtained by

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the Parties and Insurers pursuant to the implementation of this MOU are given and obtained in consideration of the promises, covenants and benefits reflected herein and in consideration of the promises, covenants and benefits reflected in the MK Rail Securities Actions' MOUs. The MK Rail Derivative Plaintiff, MK Rail, the Individual Defendants and the Insurers shall provide mutual releases as appropriate (none of the Individual Defendants waive their rights, if any, to indemnification from MK Rail) to MK Rail, the Individual Defendants, the Insurers and their respective affiliates, (including MK Rail's and the Insurer's current and former officers, directors, employees, attorneys and agents) from any and all claims arising out of, or in any respect having their origin in, and/or relating to, any claims or facts giving rise to the claims that were or could have been asserted in the MK Rail Derivative Action. The MK Rail Derivative Plaintiff and MK Rail Derivative Counsel will cooperate in obtaining appropriate bar orders against claims asserted against MK Rail, the Individual Defendants and the Insurers and their respective affiliates. The entry of a bar order satisfactory to MK Rail, the Individual Defendants and the Insurers and containing provisions for a proportionate fault finding as to any party subject to the bar order and, alternatively, provisions for reduction of judgment or indemnification of settling parties and their affiliates against claims over shall be a condition of the settlement.

     8. MK Rail will cooperate to complete confirmatory discovery as necessary.

     9. Counsel for all Parties shall cooperate in good faith in presenting motions seeking Final Court Approval of the settlement.

     10. This document may be executed in counterparts, each of which when so executed, shall constitute an original, but all of which together shall constitute the same instrument.

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

     11. This MOU shall be inadmissible in any proceeding before any court or tribunal except to enforce its provision. If the settlement contemplated by this MOU is not approved or is terminated, the Parties shall be returned to their respective positions as of June 5, 1995, and neither this MOU nor the fact of its execution shall be admissible in any proceeding or action or deemed to prejudice in any way the positions of the Parties with respect to the claims and defenses asserted in the MK Rail Derivative Action.

     12. This MOU shall be governed by the law of the State of Delaware. It may not be modified except by a writing signed by all of the Parties and the Insurers.

     13. This MOU is subject to the execution and delivery by MK Rail, the Individual Defendants and the Insurers of agreements, in form and substance satisfactory to the Insurers, MK Rail and the Individual Defendants, regarding releases and related matters.

/s/ Jules Brody                              /s/ Michael A. Weiss
______________________________               _________________________________
Jules Brody                                  Michael A. Weiss
Stull Stull & Brody                          Jennifer W. Hewitt
Attorney for Plaintiff Daniel Wohlgelernter  Doepken Keevican & Weiss
                                             Attorney for Nominal Defendant
                                             MK Rail Corporation


                                             /s/ David D. Aufhauser
                                             _________________________________
                                             David D. Aufhauser
                                             Williams & Connolly
                                             Attorney for Defendant William
                                             J. Agee


                                             /s/ Thomas J. Nolan
                                             _________________________________
                                             Thomas J. Nolan
                                             Howrey & Simon
                                             Attorney for Defendant Stephen
                                             G. Hanks

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

                                             /s/ P. Craig Storti
                                             _________________________________
                                             P. Craig Storti
                                             Hawley, Troxell, Ennis & Hawley
                                             Attorney for Defendant James
                                             F.Cleary


                                             /s/ Cezar M. Froelich
                                             _________________________________
                                             Cezar M. Froelich
                                             Michael J. Howlett, Jr.
                                             Shefsky Froelich & Devine Ltd.
                                             Attorney for Defendants John
                                             Arrillaga, Christopher B. Hemmeter,
                                             Lindsey E. Fox, Peter S. Lynch,
                                             Robert A. McCabe, Irene C.Peden,
                                             Gerard R. Roche, John W. Rogers,
                                             Jr., Peter V. Ueberroth


                                             /s/ Douglas M. Kraus
                                             _________________________________
                                             Douglas M. Kraus
                                             Skadden, Arps, Slate,
                                             Meagher & Flom
                                             Attorney for Defendants Joseph F.
                                             Fearon Michael J. Farrell


                                             /s/ James M. Doyle, Jr.
                                             _________________________________
                                             James M. Doyle, Jr.
                                             Matthews & Branscomb
                                             Attorney for Defendant, John J.
                                             Herbots


                                             /s/ Kim West, Esquire
                                             _________________________________
                                             Kim West, Esquire
                                             Arter & Hadden
                                             Attorney for Fidelity and Casualty
                                             Company

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

                                             /s/ Cathy Simon, Esquire
                                             _________________________________
                                             Cathy Simon, Esquire
                                             Ross, Dixon & Masback, L.L.P.
                                             Attorney for Continental Casualty
                                             Company


                                             /s/ James Skarzynski, Esquire
                                             _________________________________
                                             James Skarzynski, Esquire
                                             Peterson & Ross
                                             Attorney for Great American
                                             Insurance Company


                                             /s/ Michael Gassmann, Esquire
                                             _________________________________
                                             Michael Gassmann, Esquire
                                             Drinker, Biddle & Reath
                                             Attorney for Reliance Insurance
                                             Company

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

                                    EXHIBIT A

                 PLAINTIFF'S COUNSEL IN MK RAIL DERIVATIVE CASE

                              Stull, Stull & Brody
                                Bruce S. Bistline



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